Exhibit 99.1

News Release
June 16, 2015

Ashland Inc. announces cash tender offer for any and all of its outstanding 3.000% Senior Notes due 2016

COVINGTON, Ky. – Ashland Inc. today announced that it has commenced a cash tender offer (Tender Offer) to purchase for cash any and all of its outstanding $600 million aggregate principal amount of 3.000% Senior Notes due 2016 (Notes). The maturity date of the Notes is March 15, 2016. The Tender Offer is being made pursuant to the Offer to Purchase, dated June 16, 2015 (Offer to Purchase), a related Letter of Transmittal (Letter of Transmittal) and a related Notice of Guaranteed Delivery (Notice of Guaranteed Delivery), which are being sent to holders of the Notes and which more fully set forth the terms and conditions of the Tender Offer.

The Tender Offer will expire at 5:00 P.M., New York City time, on June 22, 2015, unless extended or earlier terminated by Ashland (such time and date, as the same may be extended, the Expiration Time). The purchase price (Purchase Price) payable for each $1,000 principal amount of Notes validly tendered and accepted for payment pursuant to the Tender Offer is set forth in the table below. In addition to the Purchase Price payable in respect of Notes accepted for purchase, holders of Notes will receive accrued and unpaid interest on their purchased Notes from the last interest payment date on the Notes, which was March 15, 2015, to, but not including, the date of payment for purchased Notes (Accrued Interest). The Purchase Price for Notes purchased pursuant to the Tender Offer plus Accrued Interest will be paid in same-day funds promptly after the Expiration Time (Settlement Date).

Ashland reserves the right, subject to applicable laws, to (a) accept for purchase and pay for all Notes validly tendered prior to the Expiration Time and not validly withdrawn prior to the Withdrawal Time and to keep the Tender Offer open or extend the Expiration Time and/or the Withdrawal Time to a later date and time as announced by Ashland, and (b) waive any or all conditions to the Tender Offer for Notes tendered prior to the Expiration Time.

Title of Security	CUSIP/ISIN Numbers	Principal Amount Outstanding	Purchase Price (1)
3.000% Senior Notes due 2016	044209 AH7 ; US044209AH73	$600,000,000	$1,015.00

___________
(1)	Represents the Purchase Price for each $1,000 principal amount of Notes that are tendered prior to the Expiration Time.
Holders of Notes must validly tender their Notes prior to the Expiration Time and not validly withdraw such tendered Notes prior to 5:00 P.M., New York City time, on June 22, 2015 (Withdrawal Time) in order to receive the Purchase Price. Notes tendered may be withdrawn at any time prior to the Withdrawal Time by following the procedures described in the Offer to Purchase.

Ashland reserves the right to purchase, from time to time after the Expiration Time, Notes in the open market, in privately negotiated transactions, through tender offers or otherwise, or to redeem Notes pursuant to the terms of the indenture governing the Notes.

The Tender Offer is not conditioned on any minimum amount of Notes being tendered, but is subject to satisfaction or waiver of certain other conditions described in the Offer to Purchase, including Ashland’s having completed one or more debt financings yielding aggregate net proceeds sufficient to pay the aggregate Purchase Price and Accrued Interest payable pursuant to the Tender Offer. Ashland expects to finance the Tender Offer with a portion of the net proceeds of a $1.1 billion senior unsecured financing expected to close on June 23, 2015.  The remainder of the net proceeds of the senior unsecured financing will be used by Ashland to make contributions to its U.S. pension plans and for general corporate purposes.

This news release does not constitute a notice of redemption under the optional redemption provisions of the indenture governing the Notes, nor does it constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

The complete terms and conditions of the Tender Offer are set forth in the Offer to Purchase, the Letter of Transmittal and the Notice of Guaranteed Delivery, copies of which may be obtained from Global Bondholder Services Corporation, the Information Agent for the Tender Offer, by calling (866) 470-3800 or by visiting the following web address:

http://www.gbsc-usa.com/Ashland/

Citigroup Global Markets Inc. (“Citi”) is serving as the Dealer Manager in connection with the Tender Offer. Global Bondholder Services Corporation is serving as Depositary. Persons with questions regarding the Tender Offer should contact Global Bondholder Services Corporation at (866) 470-3800 (toll free) or Citi at (800) 558-3745 (toll free) or (212) 723-6106 (collect).

About Ashland
Ashland Inc. (NYSE: ASH) is a global leader in providing specialty chemical solutions to customers in a wide range of consumer and industrial markets, including architectural coatings, automotive, construction, energy, food and beverage, personal care and pharmaceutical.  Through our three commercial units – Ashland Specialty Ingredients, Ashland Performance Materials and Valvoline – we use good chemistry to make great things happen for customers in more than 100 countries.

C-ASH

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “may,” “will,” “should” and “intends” and the negative of these words or other comparable terminology. In addition, Ashland may from time to time make forward-looking statements in its annual report, quarterly reports and other filings with the Securities and Exchange Commission (SEC), news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance and financial condition, the economy and other future events or circumstances. Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt), the impact of acquisitions and/or divestitures Ashland has made or may make (including the possibility that Ashland may not achieve the anticipated benefits from such transactions), the global restructuring program (including the possibility that Ashland may not realize the anticipated revenue and earnings growth, cost reductions and other expected benefits from the program), Ashland’s ability to generate sufficient cash to finance its stock repurchase plans, severe weather, natural disasters, and legal proceedings and claims (including environmental and asbestos matters). Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements, including, without limitation, risks and uncertainties affecting Ashland that are described in its most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this news release whether as a result of new information, future event or otherwise.

FOR FURTHER INFORMATION:
Media Relations:
Gary Rhodes
+1 (859) 815-3047
glrhodes@ashland.com

Investor Relations:
Jason Thompson
+1 (859) 815-4454
jthompson@ashland.com

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